UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2014

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required to be disclosed pursuant to this Item 1.01, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 28, 2014, Authentidate Holding Corp. (the “company”) entered into agreements with each of its chief executive officer, O’Connell Benjamin, and chief financial officer, William A. Marshall, in order to continue the compensation modification program originally implemented in February 2010, which was most recently extended at January 15, 2013. Pursuant to these agreements, both officers agreed to continue to accept the reduction in their base salary of 30% of their original base salary. The reduction in base salary is effective as of January 16, 2014 and continues until the first to occur of the company achieving “cash flow breakeven” or January 15, 2015.

Pursuant to these new modification agreements, the term “cash flow breakeven” is defined to mean that the company has achieved positive cash flow from operations for two consecutive fiscal quarters, determined by reference to the revenues and other amounts received by the company from its operations. The term “cash flow from operations”, however, shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved.

In consideration for entering into these agreements, the company granted both executive officers such number of restricted stock units (“RSUs”) as is equal to the total amount of base salary that each agreed to forego pursuant to the new compensation modification agreement for the twelve month period expiring January 15, 2015 divided by the fair value of the company’s common stock, which is based on the closing price of the company’s common stock, on the grant date. Each RSU represents the contingent right to receive, upon vesting, one share of the company’s common stock. Accordingly, we granted our chief executive officer 66,412 RSUs and granted our chief financial officer 59,542 RSUs. The RSUs were granted under the company’s 2011 Omnibus Equity Incentive Plan (the “2011 Plan”), and except as otherwise provided for in the RSU agreement and compensation modification agreements, the RSUs shall vest upon the date determined that the company achieves cash flow breakeven, as defined above.

Further, in connection with the continuation of the company’s compensation modification program, all other employees that are subject to salary modifications were granted RSUs under the company’s 2011 Plan in consideration for the continued salary reduction. The salaries of non-executive employees earning $110,000 per annum or less will continue to be reduced by 10% until January 15, 2015 and the salaries of the company’s other non-executive employees will continue to be reduced by 30% of their original base salary for the twelve month period ending January 15, 2015. In consideration for these reductions, the company awarded these employees RSUs based on the same calculation as applicable to our executive officers. Accordingly, we will grant our non-executive employees a total of up to 438,428 RSUs. The RSUs awarded to the non-executive employees are subject to the same terms and conditions as applicable to our executive officers as described above, except to the extent that the awards granted to our executives provide for accelerated vesting in certain circumstances, as required by their employment agreements with the company.

The foregoing summaries of the terms of the compensation modification agreements and employment agreement amendments that the company entered into with its chief executive and chief financial officers are qualified by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Compensation Modification Agreement with O’Connell Benjamin

10.2	Compensation Modification Agreement with William A. Marshall

10.3	Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer and President

Date: January 30, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compensation Modification Agreement with O’Connell Benjamin

10.2	Compensation Modification Agreement with William A. Marshall

10.3	Form of Restricted Stock Unit Agreement

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